As filed with the Securities and Exchange Commission on June 6, 2025

Registration No. 333-

_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

The Oncology Institute, Inc.

(Exact name of registrant as specified in its charter)

____________________

Delaware	84-3562323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18000 Studebaker Road, Suite 800

Cerritos, California

(562) 735-3226

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Virnich

Chief Executive Officer

18000 Studebaker Rd, Suite 800

Cerritos, California 90703

(562) 735-3226

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven B. Stokdyk, Esq.

Brent T. Epstein, Esq.

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

(213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus, which covers the offering, issuance and sale by us of up to $50,000,000 in the aggregate of shares of our common stock from time to time in one or more offerings; and
•	a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $15,000,000 of shares of our common stock that may be issued and sold under a sales agreement to be entered into with BTIG, LLC, as sales agent (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any shares of our common stock be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $15,000,000 of shares of common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $50,000,000 of shares of common stock that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $15,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $15,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 6, 2025.

PROSPECTUS

The Oncology Institute, Inc.

$50,000,000

Common Stock

We may offer and sell up to $50,000,000 in the aggregate of our common stock, par value $0.0001 per share, or our common stock, from time to time in one or more offerings.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our COMMON STOCK involves risks. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our COMMON STOCK.

Our common stock is listed on the Nasdaq under the symbol “TOI.” On June 5, 2025, the last reported sale price of our common stock on Nasdaq was $2.79 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “TOI” and the “Company” in this prospectus refer to The Oncology Institute, Inc. (f/k/a DFP Healthcare Acquisitions Corp.). When we refer to “you,” we mean the potential holders of the applicable series of securities.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

•	expectations and assumptions about growth rate and market opportunity of TOI;
•	our public securities’ potential liquidity and trading;
•	our ability to raise financing in the future;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•	the impact of the regulatory environment and complexities with compliance related to such environment;
•	the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity;
•	failure to continue to meet, or to cure any deficiency with respect to, stock exchange listing standards;
•	factors relating to the business, operations and financial performance of TOI, including:
o	the potential short and long-term impact of a re-emergence of COVID-19 variants or any other pandemic, epidemic or similar broad health-related outbreaks;
o	the ability of TOI to maintain an effective system of internal controls over financial reporting;
o	the ability of TOI to grow market share in its existing markets or any new markets it may enter;
o	the ability of TOI to respond to general economic conditions;
o	the ability of TOI to manage its growth effectively;
o	the ability of TOI to achieve and maintain profitability in the future;
o	the ability of TOI to attract new patients;
o	the ability to recognize and react to changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector;
o	continued reimbursement from third-party payors; and
o	other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.
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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is https://theoncologyinstitute.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025.
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2025.
•	Our Current Reports on Form 8-K filed with the SEC on February 26, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 25, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 27, 2025, April 11, 2025, May 7, 2025 and May 8, 2025.
•	The description of our Common Stock contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Oncology Institute, Inc.

18000 Studebaker Rd, Suite 800

Cerritos, California 90703

(562) 735-3226

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

The Company is a leading, national platform delivering integrated direct care and cost management to patients and payors who are experiencing or managing members undergoing treatment for cancer and other complex medical conditions. Through wholly-owned subsidiaries and affiliated entities, TOI operates combined community clinics and infusion suites staffed with providers who administer latest-generation cancer treatments including chemotherapy, immunotherapy, oncolytics, and radiation oncology. Additionally, TOI provides coordinated case management, drug formulary management, and fully-delegated networks of care providers, all of which we use to drive improved treatment outcomes at the lowest possible cost to our patients and payors. Additionally, TOI operates a specialty pharmacy that includes both in-office and mail-order dispensing for complementary oral and self-injectable medications taken by our patients concurrent with their in-office cancer therapies. Given the scale, breadth, and depth of our oncological expertise, TOI also contributes significantly to clinical research in the fields of oncology, hematology, and supportive medications and devices. The Company has 121 oncologists and mid-level professionals across 67 clinic locations located within five states: California, Florida, Arizona, Oregon and Nevada. The Company has contractual relationships with multiple payors, serving Medicare, including Medicare Advantage, Medi-Cal, and commercial patients.

Corporate Information

We were incorporated as a Delaware corporation in November 2019. Our principal executive offices are located at 18000 Studebaker Rd, Suite 800, Cerritos, California 90703, and our telephone number is (562) 735-3226. Our website address is https://theoncologyinstitute.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

On November 12, 2021, we consummated the business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of June 28, 2021, by and among the Company, TOI Parent, Inc., Orion Merger Sub I, LLC (“First Merger Sub”) and Orion Merger Sub II, LLC (“Second Merger Sub”), pursuant to which (i) the First Merger Sub merged with and into Legacy TOI, with Legacy TOI being the surviving corporation and (ii) immediately following the First Merger, Legacy TOI merged with and into the Second Merger Sub, with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of the Company.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

5

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation, dated as of November 12, 2021, or our Charter, our Amended and Restated Bylaws, or our Bylaws, the Certificate of Designation of Preferences, Rights and Limitations of Series A Common Stock Equivalent Convertible Preferred Stock, as amended, or the Certificate of Designation, dated November 22, 2021, each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware, or the DGCL. Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of June 5, 2025, 91,913,737 shares of common stock are issued and outstanding and 202,278 shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the common stock. All shares of our common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of our preferred stock that the board of directors may authorize and issue in the future.

Preferred Stock

Under the terms of our Charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Series A Common Equivalent Preferred Stock

Each share of Series A Common Equivalent Preferred Stock is convertible into 100 shares of common stock (subject to adjustment) at the option of the holder thereof and, in limited circumstances, at the election of the Company, subject to the beneficial ownership limitation described below. Each share of Series A Common Equivalent Preferred Stock is entitled to a de minimis liquidation preference of $0.0001 per share. The Series A Common Equivalent Preferred Stock does not have any voting rights (except in certain circumstances related to the Common Equivalent Preferred Stock). The terms of the Series A Common Equivalent Preferred Stock otherwise are substantially equivalent to the terms of the common stock. The ability of a holder to convert Series A Common Equivalent Preferred Stock into Class A common stock is prohibited to the extent that, upon such conversion, such holder, its affiliates and other persons whose ownership of Class A common stock would be aggregated with that of such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 4.9% of the total number of shares of common stock then outstanding.

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Convertible Notes

On August 9, 2022, we entered into a Facility Agreement (the “Facility Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P. (“Deerfield Partners”), as agent for itself and the lenders, providing for the issuance and sale by the Company of $110 million of aggregate principal amount of 4.0% secured senior convertible notes (the “Convertible Notes”) upon the terms and conditions set forth in the Facility Agreement. On August 9, 2022, pursuant to the Facility Agreement, we sold the Convertible Notes, which will mature on August 9, 2027, unless earlier converted or redeemed, and are convertible into shares of our common stock at an initial conversion price of $8.567 per share. The Facility Agreement also provides for the issuance of warrants to purchase common stock (the “DF Warrants”) to the extent that the obligations under Facility Agreement and the Convertible Notes are prepaid.

The Convertible Notes are secured by (i) a security interest in substantially all of the assets of the Company and its subsidiaries and (ii) a pledge by the Company of the equity interest of all its direct and indirect subsidiaries and will mature on August 9, 2027, unless earlier converted or redeemed, and are convertible into shares of the Company’s common stock at an initial conversion price of $8.567 per share. The Convertible Notes were issued in a private placement pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act.

The Convertible Notes bear interest at 4.0% per annum, payable quarterly in arrears commencing on October 1, 2022 and on the first business day of each January, April, July and October thereafter. The Convertible Notes are convertible at any time at the option of the holders thereof; provided that the holders of the Convertible Notes are prohibited from converting the Convertible Notes into shares of common stock if, the coupon such conversion, the converting holder (together with certain affiliates and “group” members) would beneficially own more than 4.9% of the total number of shares of common stock then issued and outstanding (the “Beneficial Ownership Cap”).

Holders of the Convertible Notes have the option to demand repayment of all outstanding principal, any unpaid interest accrued thereon, and make-whole interest in connection with a Major Transaction under the Convertible Notes, which includes, among other events, certain acquisitions or other changes of control of the Company; certain sales or transfers of assets of the Company; a liquidation, bankruptcy or other dissolution of the Company; or if at any time shares of the Company’s common stock are not listed on an Eligible Market.

The Facility Agreement contains certain specified events of default, the occurrence of which would entitle the holders of the Convertible Notes to immediately demand repayment of all outstanding principal and accrued interest on the Convertible Notes, together with a make-whole payment as determined pursuant to the Facility Agreement. Such events of default include, among others, failure to make any payment under the Convertible Notes when due, failure to observe or perform any covenant under the Facility Agreement or the other transaction documents related thereto (subject in certain cases to specified cure periods), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgment levied against the Company and a material default by the Company under other indebtedness.

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Warrants

Public Stockholders’ Warrants

In connection with the Company’s initial public offering (the “IPO”), the Company issued redeemable warrants (the “Public Warrants”) as a component of units issued on March 10, 2020. The Public Warrants became exercisable 30 days after closing of our Business Combination. Each whole Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. A warrantholder may exercise its Public Warrants only for a whole number of shares of common stock. This means only a whole Public Warrant may be exercised at a given time by a warrantholder. The Public Warrants will expire five years after the closing of the Business Combination (the “Business Combination Closing”), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Business Combination closed on November 12, 2021.

We are not obligated to deliver any Common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to satisfying our obligations described below with respect to registration. No Public Warrant is exercisable, and we are not obligated to issue a share of Common stock upon exercise of a Public Warrant, unless the share of common stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant is not entitled to exercise such Public Warrant, and such Public Warrant may have no value and expire worthless. In no event are we required to net cash settle any warrant.

We have agreed to use our best efforts to maintain the effectiveness of the registration statement covering the common stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the Business Combination Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of our common stock, at the time of any exercise of a Public Warrant, are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants for cash

Once the Public Warrants become exercisable, we may call the Public Warrants for redemption for cash:

•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption”); and
•	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the Public Warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

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Redemption of Public Warrants for shares of common stock

Commencing ninety days after the Public Warrants become exercisable, we may redeem the outstanding Public Warrant:

•	in whole and not in part;
•	at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of common stock (as defined below) except as otherwise described below; and
•	if, and only if, the closing price of shares of common stock equals or exceeds $10.00 per public share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;
•	if, and only if, the Company’s private placement warrants (the “Private Placement Warrants”) are also concurrently called for redemption at the same price (equal to a number of shares of common stock ) as the outstanding Public Warrants, as described above; and
•	if, and only if, there is an effective registration statement covering the issuance of the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given in whole and not in part;

The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” (defined below) of the common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted as set forth in the first three paragraphs under the heading “-Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Common Stock
	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

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Cashless Exercise and Redemption Procedures

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of its Public Warrant. If management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value:” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the Public Warrants for redemption and do not take advantage of this option, certain holders of our Private Placement Warrants and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of common stock is increased by a share capitalization payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock ) and (ii) the quotient of (x) the price per share of common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for share of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of common stock on account of such common stock (or other securities into which the Public Warrant are convertible), other than, among other exceptions, as described in the paragraph immediately above or certain ordinary cash dividends or $0.50 per annum subject to adjustment, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

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If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding share of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of with or into another corporation (other than a consolidation or merger in which is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock ), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement executed in connection with the IPO) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the Public Warrants.

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The Public Warrant may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrant being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the Public Warrant, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrant. If, upon exercise of the Public Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder.

Private Placement Warrants

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are not redeemable for cash so long as they are held by the Initial Stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described herein, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the Units sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of the common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with the combined company following the closing of the Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in the securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

DF Warrants

If issued, the DF Warrants and the shares of common stock issuable upon their exercise will be issued in a private placement pursuant to Section 4(a)(2) of the Securities Act in transactions not involving a public offering (or, in the case of the issuance of shares of common stock pursuant to certain non-cash exercises of the DF Warrants, pursuant to Section 3(a)(9) under the Securities Act as an exchange with existing security holders).

If issued, the DF Warrants will be exercisable on a cash or cashless (net exercise) basis, and will be subject to the Beneficial Ownership Cap, as well as certain other customary anti-dilution adjustments upon the occurrence of certain events such as stock splits, subdivisions, reclassifications or combinations of common stock.

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The DF Warrants will also provide, at the election of each holder thereof, for the payment of the exercise price therefor by reduction of the principal amount of any outstanding Convertible Notes held by such holder. Upon the consummation of a Major Transaction under the DF Warrants, which includes, among other events, certain acquisitions or other changes of control of the Company and certain sales or transfers of assets of the Company, holders of the DF Warrants may elect to (i) have their DF Warrants redeemed by the Company for an amount equal to the Black-Scholes value of such DF Warrant, in cash or, if applicable, in the form of the consideration paid to the Company’s stockholders in a Major Transaction under the DF Warrants, or (ii) have such DF Warrants be assumed by the successor to the Company in a Major Transaction under the DF Warrants, if applicable. Holders of the DF Warrants are also entitled to participate in any dividends or distributions to holders of common stock at the time such dividends or distributions are paid to such stockholders. If issued, the DF Warrants and the shares of common stock issuable upon their exercise will be issued in a private placement pursuant to Section 4(a)(2) of the Securities Act in transactions not involving a public offering (or, in the case of the issuance of shares of common stock pursuant to certain non-cash exercises of the DF Warrants, pursuant to Section 3(a)(9) under the Securities Act as an exchange with existing security holders).

If holders of the DF Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the fair market value of one share of common stock on such exercise date minus the exercise price, as adjusted, multiplied by the number of underlying shares of common stock of each DF Warrant by (y) the fair market value of one share of common stock on such exercise date. The “fair market value” for the DF Warrants will mean either (i) if the Market Price can be calculated in accordance with the definitions of “Market Price” and “Volume Weighted Average Price,” the Market Price per share of common stock on the last Trading Day prior to the date of determination; and (ii) if the common stock cannot be calculated in accordance with the definitions of “Market Price” and “Volume Weighted Average Price,” the fair market value of a share of common stock shall be such fair market value as determined in good faith by the Company in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that the Holder shall have a right to receive from the Company the calculations performed to arrive at such fair market value and a copy of the opinion of such investment banking firm and any report prepared by such investment banking firm and delivered to the Company in connection therewith.

Common Warrants

On March 26, 2025, we issued common warrants to purchase shares of common stock (the “Common Warrants”) and pre-funded warrants to purchase shares of common stock (the “Pre-Funded Warrants”) in a private placement pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and certain investors and an Exchange Agreement (the “Exchange Agreement”) between the Company and Deerfield Partners and certain investment funds affiliated with Deerfield Partners. The Common Warrants issued pursuant to the terms of the Exchange Agreement are substantially the same as the Common Warrants issued pursuant to the Purchase Agreement.

The Common Warrants are exercisable beginning on March 26, 2025 and will expire on March 26, 2030. The Common Warrants were issued in both certificated and book-entry form.

A holder of a Common Warrant does not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.9% (or, if the holder so elected prior to the issuance of any Common Warrants, either 4.99%, 9.99% or 19.99%).

Each Common Warrant has an initial exercise price per share equal to $1.1980. The holder may exercise each Common Warrant for cash or through a “cashless exercise” as described below, in each case, during the exercise period described above. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Holders may exercise each Common Warrant through a “cashless exercise,” whereby, the holder will receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the Common Warrant, equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the applicable market price of the Company’s common stock (as set forth in the Common Warrant), (B) equals the exercise price of the warrant, and (X) equals the number of warrants shares issuable upon exercise of the warrant (if such exercise, hypothetically, were instead by means of a cash exercise rather than a cashless exercise).

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any securities exchange or recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Common Warrants will be limited.

In the event of a fundamental transaction, as described in the Common Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Common Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

Amendments and waivers of the terms of Common Warrants require the written consent of the holders of the Common Warrants then outstanding and us.

Pre-Funded Warrants

The Pre-Funded Warrants are exercisable beginning on March 26, 2025 and will expire on March 26, 2030. The Pre-Funded Warrants were issued in both certificated and book-entry form.

A holder of a Pre-Funded Warrant does not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.9% (or, upon election by the holder prior to the issuance of any Common Warrants, either 4.99%, 9.99% or 19.99%).

Each Pre-Funded Warrant has an initial exercise price per share equal to $0.0001. The holder may exercise each Pre-Funded Warrant for cash or through a “cashless exercise” as described below, in each case, during the exercise period described above. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Holders may exercise each Pre-Funded Warrant through a “cashless exercise,” whereby, the holder will receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant, equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the applicable market price of the Company’s common stock (as set forth in the Pre-Funded Warrant), (B) equals the exercise price of the Pre-Funded Warrant, and (X) equals the number of shares issuable upon exercise of the Pre-Funded Warrant (if such exercise, hypothetically, were instead by means of a cash exercise rather than a cashless exercise).

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There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

In the event of a fundamental transaction, as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Pre-Funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Amendments and waivers of the terms of Pre-Funded Warrants require the written consent of the holders of the Pre-Funded Warrants then outstanding and us.

The Pre-Funded Warrants were issued pursuant to the terms of the Purchase Agreement and are substantially the same as the Common Warrants issued pursuant to the Exchange Agreement and Purchase Agreement.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon many factors, including our financial condition, results of operations, projections, liquidity, earnings, legal requirements, restrictions in our debt agreements and other factors that our board of directors deems relevant.

Anti-Takeover Provisions

Authorized but Unissued Shares

Our Charter authorizes 510,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Exclusive Forum for Certain Lawsuits

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a breach of fiduciary duty owed by any current or former director, officer, stockholder or employee of the company to the company or our stockholders; (iii) any action, suit or proceeding asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision of our Charter described in the immediately preceding sentence does not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any action arising under the Securities Act, as to which the federal district court for the United States of America shall have exclusive jurisdiction. Special Meeting of Stockholders.

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Special Meetings of Stockholders

Our Charter provides that special meetings of our stockholders may be called at any time by the board of directors acting pursuant to a resolution adopted by the board of directors, the chairperson of the board of directors, the Chief Executive Officer or President, subject to the rights of holders of any series of preferred stock then outstanding.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under our Bylaws, the deadline for submitting a stockholder proposal (other than pursuant to Rule 14a-8 promulgated under the Exchange Act) or a nomination for director that a stockholder intends to present at an annual meeting of stockholders is no later than the close of business on the 90th day, nor earlier than the 120th day prior to the anniversary date of the immediately preceding annual meeting. Therefore, if the notice is received before the 90th day or after the 120th day, it will be considered untimely, and we will not be required to present it at the applicable annual meeting. If we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us. In accordance with our Bylaws, the deadline for stockholders to submit director nominations is the same deadline as for stockholder proposals.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than no later than 60 days prior to the anniversary of the previous year's annual meeting date, except that, if the registrant did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the registrant.

Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws.

The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of our stock, the Charter does not permit our holders of common stock to act by consent in writing.

Dissenter’s Rights of Appraisal and Payment

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances.

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Stockholders’ Derivative Actions

Under the DGCL, any of stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Conflicts of Interest

Our Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our directors or their affiliates, other than those directors or affiliates who are our or our subsidiaries’ employees. Our Charter provides that, to the fullest extent permitted by law, none of the our directors who are not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any fiduciary duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer. To the fullest extent permitted by law, a business opportunity will not be deemed to be a potential corporate opportunity for us if we are neither financially nor legally able, nor contractually permitted to undertake the opportunity, the opportunity is not in the line of our business or is of no practical advantage to us or it is one in which we have no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Transfer Agent, Warrant Agent and Registrar

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company. We agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

The shares of common stock and Public Warrants are listed on Nasdaq under the symbols “TOI” and “TOIIW” respectively.

17

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

18

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of The Oncology Institute, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERT

The consolidated financial statements of The Oncology Institute, Inc. as of December 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

19

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2025

PROSPECTUS

The Oncology Institute, Inc.

$15,000,000

Common Stock

We will enter into a sales agreement, or the Sales Agreement, with BTIG, LLC, or BTIG, relating to shares of our common stock, par value $0.0001 per share, or our common stock, offered by this prospectus. In accordance with the terms of such Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time to or through BTIG acting as our sales agent.

Our common stock is listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “TOI.” On June 5, 2025, the last reported sale price of our common stock on Nasdaq was $2.79 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. BTIG is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between BTIG and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to BTIG for sales of common stock sold pursuant to the Sales Agreement will be 3.0% of the aggregate gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, BTIG will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of BTIG will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BTIG with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

BTIG

The date of this prospectus is       , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the specific details of this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and BTIG has not, authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement, or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We and BTIG take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and BTIG is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference into this prospectus, and in any applicable free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any applicable free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “TOI” and the “Company” in this prospectus refer to The Oncology Institute, Inc. When we refer to “you,” we mean the holders of common stock of the Company.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

ii

 PROSPECTUS SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus, any applicable prospectus supplement, and any applicable free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-5 of this prospectus and in the documents incorporated by reference into this prospectus.

Company Overview

The Company is a leading, national platform delivering integrated direct care and cost management to patients and payors who are experiencing or managing members undergoing treatment for cancer and other complex medical conditions. Through wholly-owned subsidiaries and affiliated entities, TOI operates combined community clinics and infusion suites staffed with providers who administer latest-generation cancer treatments including chemotherapy, immunotherapy, oncolytics, and radiation oncology. Additionally, TOI provides coordinated case management, drug formulary management, and fully-delegated networks of care providers, all of which we use to drive improved treatment outcomes at the lowest possible cost to our patients and payors. Additionally, TOI operates a specialty pharmacy that includes both in-office and mail-order dispensing for complementary oral and self-injectable medications taken by our patients concurrent with their in-office cancer therapies. Given the scale, breadth, and depth of our oncological expertise, TOI also contributes significantly to clinical research in the fields of oncology, hematology, and supportive medications and devices. The Company has 121 oncologists and mid-level professionals across 67 clinic locations located within five states: California, Florida, Arizona, Oregon and Nevada. The Company has contractual relationships with multiple payors, serving Medicare, including Medicare Advantage, Medi-Cal, and commercial patients.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	reduced disclosure about our executive compensation arrangements;
•	exemption from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities Exchange Commission, or the SEC. We have taken advantage of reduced reporting requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

S-1

Implications of Being a Smaller Reporting Company

As a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

We have taken advantage of reduced reporting requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

We were incorporated as a Delaware corporation in November 2019. Our principal executive offices are located at 18000 Studebaker Rd, Suite 800, Cerritos, California 90703, and our telephone number is (562) 735-3226. Our website address is https://theoncologyinstitute.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

On November 12, 2021, we consummated the business combination pursuant to that certain Agreement and Plan of Merger, dated as of June 28, 2021, by and among the Company, TOI Parent, Inc., Orion Merger Sub I, LLC (“First Merger Sub”) and Orion Merger Sub II, LLC (“Second Merger Sub”), pursuant to which (i) the First Merger Sub merged with and into Legacy TOI, with Legacy TOI being the surviving corporation and (ii) immediately following the First Merger, Legacy TOI merged with and into the Second Merger Sub, with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of the Company.

S-2

THE OFFERING

Issuer	The Oncology Institute Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $15,000,000.

Common stock to be outstanding after this offering

97,290,081 shares of our common stock, based on an assumed public offering price of $2.79 per share, the last reported sale price on Nasdaq on June 5, 2025, for aggregate proceeds of up to $15.0 million. The actual number of shares we sell will vary depending on the sales price under this offering.

Plan of Distribution	“At-the-market” offering that may be made from time to time through or to our sales agent, BTIG, as agent. See “Plan of Distribution” on page S-12.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, and to support organic growth and working capital needs. See “Use of Proceeds” on page S-8.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Symbol	“TOI”

The number of shares of common stock to be outstanding after this offering is based on 91,913,737 shares of our common stock outstanding as of June 5, 2025, and excludes:

•	4,749,973 shares of common stock issuable upon the exercise of options outstanding as of June 5, 2025, with a weighted-average exercise price of $2.077 per share;

•	3,578,576 shares of common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of June 5, 2025;

•	11,685,809 shares of common stock that were reserved for future issuance as of June 5, 2025 under our 2021 Incentive Award Plan, or 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the 2021 Plan;

•	3,591,088 shares of common stock that were reserved for future issuance as of June 5, 2025 under our 2021 Employee Stock Purchase Plan, or ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

•	10,833,175 shares of common stock issuable upon the exercise of redeemable warrants to purchase shares of our common stock issued as a component of units issued on March 10, 2020 in connection with the Company’s initial public offering, or the Public Warrants;

•	2,187,283 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock issued simultaneously with the closing of the Company’s initial public offering, or the Private Placement Warrants;

•	9,308,204 shares of common stock issuable upon the exercise of common warrants to purchase shares of our common stock issued on March 26, 2025, or the Common Warrants;

S-3

•	2,886,614 shares of common stock issuable upon the exercise of pre-funded warrants to purchase shares of our common stock issued on March 26, 2025, or the Pre-Funded Warrants;

•	1,861,642 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock issued pursuant to that certain Facility Agreement by and among the Company, as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P., as agent for itself and the lenders, or the DF Warrants; and

•	10,548,607 shares of common stock issuable upon conversion of the Company’s 4.0% senior secured convertible notes, or the Convertible Notes, at a price of $8.567 per share (assuming the maximum accrued interest prior to the maturity date of the Convertible Notes).

Except as otherwise indicated, all information in this prospectus assumes:

•	no exercise of outstanding options or settlement of outstanding RSUs;

•	no exercise of warrants; and

•	no conversion of the Convertible Notes.

S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent reports on Form 10-Q and current reports on Form 8-K that are incorporated by reference into this prospectus, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, and any applicable free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward Looking Statements.”

Risks Related to this Offering

If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,376,344 shares of our common stock are sold at a price of $2.79 per share, the last reported sale price of our common stock on the Nasdaq on June 5, 2025, for aggregate gross proceeds of approximately $15.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $2.78 per share. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. The exercise or settlement of outstanding warrants, stock options and RSUs would result in further dilution of your investment.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

We will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use these net proceeds.

Any of the foregoing could adversely affect the market price of our common stock.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

S-5

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to BTIG at any time throughout the term of the Sales Agreement. The number of shares that are sold by or to BTIG under the Sales Agreement will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with BTIG. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-6

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

•	expectations and assumptions about growth rate and market opportunity of TOI;
•	our public securities’ potential liquidity and trading;
•	our ability to raise financing in the future;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•	the impact of the regulatory environment and complexities with compliance related to such environment;
•	the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity;
•	failure to continue to meet, or to cure any deficiency with respect to, stock exchange listing standards;
•	factors relating to the business, operations and financial performance of TOI, including:
o	the potential short and long-term impact of a re-emergence of COVID-19 variants or any other pandemic, epidemic or similar broad health-related outbreaks;
o	the ability of TOI to maintain an effective system of internal controls over financial reporting;
o	the ability of TOI to grow market share in its existing markets or any new markets it may enter;
o	the ability of TOI to respond to general economic conditions;
o	the ability of TOI to manage its growth effectively;
o	the ability of TOI to achieve and maintain profitability in the future;
o	the ability of TOI to attract new patients;
o	the ability to recognize and react to changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector;
o	continued reimbursement from third-party payors; and
o	other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.
S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $15.0 million from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with BTIG as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, and to support organic growth and working capital needs.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. The amounts and timing of our actual expenditures will depend on numerous factors. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in short term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, corporate bonds and guaranteed obligations of the U.S. government.

S-8

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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DILUTION

Our net tangible book value as of June 5, 2025 was $(14.9) million, or $(0.16) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 5, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 5,376,344 shares of our common stock in this offering at an assumed offering price of $2.79 per share, the last reported sale price of our common stock on the Nasdaq on June 5, 2025, and after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 5, 2025 would have been $(0.66) million, or $(0.01) per share. This represents an immediate increase of $0.15 per share in net tangible book value for existing stockholders and immediate dilution of $2.78 per share to investors purchasing our common stock in this offering.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share	$2.79
Net tangible book value per share as of June 5, 2025	$(0.16)
Increase in net tangible book value attributable to the pro forma transaction described above		0.15
As adjusted net tangible book value per share after giving effect to this offering		(0.01)
Dilution per share to new investors participating in this offering	$2.78

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.79 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $(0.01) per share and would increase the dilution to new investors by $2.78 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.78 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $(0.01) per share and would decrease the dilution to new investors by $2.78 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

To the extent that any outstanding warrants, options or RSUs are exercised or settled, new options are issued, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

The above discussion and table are based on 91,913,737 shares of our common stock outstanding as of June 5, 2025, and excludes:

•	4,749,973 shares of common stock issuable upon the exercise of options outstanding as of June 5, 2025, with a weighted-average exercise price of $2.077 per share;
•	3,578,576 shares of common stock issuable upon the vesting and settlement of RSUs outstanding as of June 5, 2025;
•	11,685,809 shares of common stock that were reserved for future issuance as of June 5, 2025 under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the 2021 Plan;
•	3,591,088 shares of common stock that were reserved for future issuance as of June 5, 2025 under our ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

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•	10,833,175 shares of common stock issuable upon the exercise of Public Warrants;
•	2,187,283 shares of common stock issuable upon the exercise of Private Placement Warrants
•	9,308,204 shares of common stock issuable upon the exercise of Common Warrants;
•	2,886,614 shares of common stock issuable upon the exercise of Pre-Funded Warrants;
•	1,861,642 shares of common stock issuable upon the exercise DF Warrants; and
•	10,548,607 shares of common stock issuable upon conversion of the Convertible Notes.
S-11

PLAN OF DISTRIBUTION

We will enter into the Sales Agreement with BTIG under which we may issue and sell shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time to or through BTIG as Sales Agent. Sales of our common stock, if any, under this prospectus supplement and the accompany prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on Nasdaq or privately negotiated block trades.

Each time that we wish to issue and sell shares of our common stock under the Sales Agreement, we will provide BTIG with a placement notice describing the number or amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, BTIG, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or BTIG may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions. BTIG, in its sole discretion, may decline to accept any placement notice.

BTIG will provide written confirmation to us no later than the opening of the trading day on Nasdaq following the trading day on which shares of our common stock are sold to or through BTIG, as sales agent under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the commissions payable by us to BTIG in connection with the sales.

Settlement for sales of common stock under the Sales Agreement will occur on the next trading day following the date on which such sales are made (or on such other date as is industry practice for regular-way trading), unless otherwise specified in the applicable placement notice, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BTIG may agree upon.

We will pay BTIG commissions for acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. BTIG will be entitled to compensation at a commission rate of three percent (3.0%) of the gross proceeds from the sale of our common stock sold to or through BTIG acting as our sales agent pursuant to the Sales Agreement. We also have agreed to reimburse BTIG for its reasonable and documented out-of-pocket expenses, including the fees and disbursements of BTIG’s counsel, incurred in connection with entering into the Sales Agreement, in an amount not to exceed $75,000, and certain reasonable and documented out-of-pocket expenses incurred by BTIG’s counsel in connection with annual and quarterly updates to the offering.

We estimate that the total expenses for this offering, excluding compensation payable to BTIG and certain expenses reimbursable to BTIG under the terms of the Sales Agreement, will be approximately $300.0 thousand. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold to or through BTIG under the Sales Agreement, the net proceeds to us and the compensation paid by us to BTIG in connection with the sales of common stock.

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In connection with the sale of the common stock on our behalf, BTIG will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BTIG will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to BTIG against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

BTIG will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, BTIG will not engage in any transactions that stabilize our common stock.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We and BTIG may each terminate the Sales Agreement in each respective party’s sole discretion at any time by giving five (5) days’ prior notice to the other party.

This summary of the material provisions of the Sales Agreement may not include all of the information that is important to you. The Sales Agreement will be filed as an exhibit to a current report on Form 8-K that will be filed with the SEC in connection with this offering and will be incorporated into this prospectus supplement by reference.

BTIG and/or its affiliates may in the future provide, various investment banking and other financial services for us, for which services it may in the future receive customary fees.

Our common stock is listed on Nasdaq under the symbol “TOI.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company and its address is 1 State Street, 30th Floor, New York, New York 10004-1561.

S-13

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon by Latham & Watkins LLP, Los Angeles, California. BTIG, LLC is being represented in connection with this offering by DLA Piper LLP (US), Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of The Oncology Institute, Inc. as of December 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus form a part. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain a website at https://theoncologyinstitute.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

S-15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025.
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2025.
•	Our Current Reports on Form 8-K filed with the SEC on February 26, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 25, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 27, 2025, April 11, 2025, May 7, 2025 and May 8, 2025.
•	The description of our Common Stock contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Oncology Institute, Inc.

18000 Studebaker Rd, Suite 800

Cerritos, California 90703

(562) 735-3226

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

S-16

THE ONCOLOGY INSTITUTE, INC.

$15,000,000

Common Stock

PROSPECTUS

BTIG

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$7,655
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

Our Charter provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement.
1.2*	Sales Agreement
2.1	Agreement and Plan of Merger, dated as of June 28, 2021, by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc.	8-K	333-258152	2.1	June 29, 2021
3.1	Amended and Restated Certificate of Incorporation of The Oncology Institute, Inc.	8-K	001-39248	3.1	November 18, 2021
3.2	Amended and Restated Bylaws of The Oncology Institute, Inc.	8-K	001-39248	3.2	November 18, 2021
3.3	Certificate of Designation of Series A Common Stock Equivalent Convertible Preferred Stock.	8-K/A	001-39248	3.3	November 22, 2021
3.4	Certificate of Correction to Certificate of Designation of Preferences, Rights and Limitations of Series A Common Stock Equivalent Convertible Preferred Stock.	8-K	001-39248	3.1	March 25, 2025
3.5	Certificate of Amendment to Certificate of Designation of Series A Common Stock Equivalent Convertible Preferred Stock.	8-K	001-39248	3.2	March 25, 2025
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).					X
23.2	Consent of BDO USA, P.C. independent registered public accounting firm.					X
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).					X
107	Filing Fee Table.
*If applicable, to be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ““Calculation of Registration Fee”“ table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on June 6, 2025.

THE ONCOLOGY INSTITUTE, INC.

By:	/s/ Robert Carter
Robert Carter
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Daniel Virnich and Robert Carter, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel Virnich Daniel Virnich	Chief Executive Officer & Director (Principal Executive Officer)	June 6, 2025

/s/ Robert Carter Robert Carter	Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2025

/s/ Richard Barasch Richard Barasch	Director	June 6, 2025

/s/ Karen Johnson Karen Johnson	Director	June 6, 2025

/s/ Mohit Kaushal Mohit Kaushal	Director	June 6, 2025

/s/ Gabriel Ling Gabriel Ling	Director	June 6, 2025

/s/ Anne McGeorge Anne McGeorge	Director	June 6, 2025

/s/ Mark Pacala Mark Pacala	Director	June 6, 2025

/s/ Brad Hively Brad Hively	Director	June 6, 2025

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